 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 4, 2018

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Frederick Street, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	864-298-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 4, 2018, the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) adopted amendments to the Company’s Bylaws to reflect the separation of the roles of Chief Executive Officer and Chairman, effective immediately. The amendments were adopted pursuant to the Stipulation and Agreement of Settlement dated August 4, 2017 (the “Stipulation”), by and among (i) plaintiffs Irwin J. Lipton and Paul Parshall, individually and derivatively on behalf of the Company; (ii) certain of the Company’s current and former officers and directors; and (iii) the Company in the action captioned In re World Acceptance Corporation Derivative Litigation, Lead Case No. 6:15-cv-02796-MGL, in the United States District Court for the District of South Carolina (the “Court”). On November 7, 2017, the Court granted final approval of the settlement, which included the Stipulation.
Specifically, the amendments provide that certain responsibilities must reside with the Chairman. These include the responsibility to (i) coordinate activities of the independent directors; (ii) advise the Board as to an appropriate schedule for Board and committee meetings; (iii) provide significant input on agendas for Board and committee meetings; (iv) receive and oversee responses to shareholder communications; (v) approve retention of counsel or consultants who report to the Board; (vi) coordinate and develop the agenda for, and chairing executive sessions of, the Board’s independent directors; and (vii) act as principal liaison between the independent directors and the Chief Executive Officer. In addition, the Chairman shall preside at all meetings of the Board and perform such other duties as may be directed by the Board. The amendments further provide that the Chairman must meet the standards for determining director independence set forth by the NASDAQ Stock Market (“NASDAQ”) and the Company’s Governance Policy.
In addition, the Board amended the Bylaws to add a new Section 10 to Article VIII of the Bylaws. This new Section10 became effective immediately upon adoption and provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for the adjudication of certain actions shall be the state courts of South Carolina or the U.S. District Court for the District of South Carolina.
The foregoing summary of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

Also on January 4, 2018, the Board adopted several resolutions implementing various corporate governance changes pursuant to the Stipulation and the Court’s approval of the Stipulation. These changes included the adoption of amendments to the charters of the Board’s Audit and Compliance Committee, Nominating and Corporate Governance Committee, and Compensation and Stock Option Committee, as well as amendments to the Company’s Governance Policy and Insider Trading Policy.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	World Acceptance Corporation Seventh Amended and Restated Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

Date:	January 9, 2018	By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Senior Vice President and Chief Financial Officer